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Exhibit 21

Subsidiaries of Registrant

Domestic Subsidiaries	State of Incorporation
Carlisle Coatings & Waterproofing Incorporated	Delaware
Carlisle Construction Materials Incorporated	Delaware
Carlisle Corporation	Delaware
Carlisle CV Holdings, LLC	Delaware
Carlisle Flight Services, Inc.	Delaware
CFS Property, Inc.	Delaware
Carlisle FoodService Products Incorporated	Delaware
Carlisle Industrial Brake & Friction, Inc.	Delaware
Carlisle Insurance Company	Vermont
Carlisle Intangible Company	Delaware
Carlisle International LLC	Delaware
Carlisle Management Company	Delaware
Carlisle Roofing Systems, Inc.	Delaware
Carlisle Engineered Transportation Solutions, Inc. (formerly Carlisle Tire & Wheel Company)	Delaware
Carlisle TPO, Inc.	Delaware
Carlyle Holding Inc. (dba Carlisle Interconnect Technologies, Inc.)	Washington
Carlyle Inc. (dba Carlisle Interconnect Technologies, Inc.)	Washington
Electronic Cable Specialists, Inc.	Wisconsin
Hunter Panels, LLC	Maine
Johnson Truck Bodies, LLC*	Delaware
Kenro Incorporated	Delaware
Shenzhen, LLC	Delaware
Tensolite LLC (dba Carlisle Interconnect Technologies, Inc.)	Delaware
Trail King Industries, Inc.	South Dakota

Foreign Subsidiaries	Jurisdiction
Aztec Holdings	Denmark
Carlisle Asia Pacific Limited	Hong Kong
Carlisle Brake Products (Hangzhou) Co., Ltd.	China
Carlisle Brake Products (UK) Limited	United Kingdom
Carlisle Canada, a general partnership	Canada
Carlisle Europe BV	Netherlands
Carlisle Europe BV (Off Highway)	Netherlands
Carlisle Motion Control Europe BV f/k/a Carlisle Europe BV (On Highway)	Netherlands
Carlisle Financial Services BV	Netherlands
Carlisle FoodService Products Europe BV	Netherlands
Carlisle Hardcast Europe BV	Netherlands
Carlisle Hardcast France SA	France
Carlisle Holding Limited	United Kingdom
Carlisle Holdings ApS	Denmark
Carlisle (Meizhou) Rubber Products Co., Ltd	China
Carlisle Process Systems A/S	Denmark
Carlisle Productos Mexico S. De R.I. De C.V.	Mexico
Carlisle Shanghai Trading Co., Ltd	China
Carlisle Tire & Rubber (Free Zone) Limited	Trinidad
Carlisle Trading & Manufacturing India Private Ltd.	India
CSL Manufacturing CV	Netherlands
Japan Power Brakes	Japan
Pulidora, SA de C.V.	Mexico
Scherping Systems of Denmark ApS	Denmark
Carlisle Den Bosch BV	Netherlands
Carlisle Holdings BV	Netherlands
Carlisle International BV	Netherlands
4201621 Canada, Inc.	Canada
3095784 Nova Scotia Company	Canada
Carlisle Plastic Products (Changzhou) Co., Ltd.	China

*
Johnson Truck Bodies, LLC was sold on February 2, 2010.

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  Exhibit 21